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                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-85953 (on Form S-8), No. 2-71575 (on Form S-8), No. 33-34127 (on Form S-8),
No. 333-24815 (on Form S-8), No. 333-24817 (on Form S-8), No. 333-49981 (on Form
S-8), No. 333-51677 (on Form S-3), and No. 33-48970 (on Form S-4) of Cincinnati Financial Corporation of our reports dated February 3, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP


/S/ Deloitte & Touche LLP


Cincinnati, Ohio
March 20, 2000


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